Exhibit 99.1

EMPLOYMENT AGREEMENT

(As Amended and Restated July 1, 2008)

TurboChef Technologies, Inc., a Delaware corporation, (“TurboChef”) and Paul Lehr (“Executive”) entered into an employment agreement (the “Employment Agreement”) effective October 29, 2003 (the “Effective Date”), which was amended and restated effective January 18, 2008.  TurboChef and Executive hereby amend and restate the Employment Agreement in its entirety.  This revised Employment Agreement is effective upon execution and has the following terms and conditions:

§ 1.           TERM

The term of the Employment Agreement, unless earlier terminated or extended as provided herein (the “Term”), continues to the end of the day, December 31, 2008 and shall automatically extend for one additional year beginning on January 1, 2009 and thereafter for an additional year on each subsequent anniversary of January 1, 2009 unless TurboChef or Executive notifies the other pursuant to § 6(a) that no such extension will be effected at least six months before January 1, 2009 or at least six months before any such subsequent anniversary date (January 1, 2009 and each subsequent anniversary date during the Term shall herein be referred to as a “Renewal Date”).  If at any time during the Term a Change of Control occurs (as defined below in § 4(f)), then the Term shall be extended to the date falling three years from the Change of Control (a “COC Extension”), and automatic further extensions shall cease.  Sections 3, 4, 5 and 6 shall survive termination or expiration of this Employment Agreement.

§ 2.           POSITION AND DUTIES AND RESPONSIBILITIES

(a)           Position.  Executive shall be a Senior Vice President and the Chief Operating Officer of TurboChef.  Executive’s primary location of employment shall be at TurboChef’s offices in Carrollton, Texas.

(b)           Duties and Responsibilities.  Executive’s duties and responsibilities shall be those normally associated with Executive’s position as a senior vice president and the chief operating officer of a corporation plus any additional duties and responsibilities that TurboChef’s Board of Directors, Chairman or Chief Executive Officer from time to time may assign orally or in writing to Executive.  Executive shall report to TurboChef’s Chief Executive Officer and shall have such powers as may be delegated to him by such board or officer.  Executive shall undertake to perform all Executive’s duties and responsibilities for TurboChef in good faith and on a full-time basis and shall at all times act in the course of Executive’s employment under this Employment Agreement in the best interest of TurboChef.

§ 3.           COMPENSATION AND BENEFITS

(a)           Base Salary.  Executive’s base salary shall be at the rate of $360,000 per year, which base salary shall be payable during employment in accordance with TurboChef’s standard payroll practices and policies for executives (but not less frequently than monthly) and shall be subject to such withholdings as required by law or as otherwise permissible under such practices or policies.  Executive’s base salary shall be adjusted annually for any changes in the Consumer Price Index (CPI), with the adjustment applied effective as of January 1, 2010 and thereafter as of the next Renewal Date.  The adjustment will be directly proportional to the percent change in the CPI for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-84=100, comparing the CPI for November immediately prior to the Renewal Date against the CPI for November of the prior year.  The Compensation Committee may, in its sole discretion, determine a reasonable adjustment if a major revision in the CPI occurs.  Executive’s base salary also shall be subject to periodic adjustments as determined by the Compensation Committee of TurboChef’s Board of Directors.

(b)           Bonus.  Executive shall be eligible to receive bonus compensation in excess of base salary and benefits for any year (or other period) during the Term pursuant to one or more executive or management compensation plans adopted or individual awards made from time to time by the Compensation Committee or the Chairman or Chief Executive Officer in their respective discretion.  Executive need not be employed by TurboChef at the time of payment of a bonus.  The bonus amount shall be payable in a lump sum in the following calendar year not later than the earlier of ten business days after TurboChef’s financial results for the year are publicly released and March 15 of such calendar year.  Executive’s bonus hereunder may be prorated for any partial year of employment.  The Compensation Committee shall reasonably decide any dispute over the amount of any bonus hereunder.

(c)           Employee Benefit Plans.  Executive shall be eligible to participate in the employee benefit plans, programs and policies maintained by TurboChef for similarly situated executives in accordance with the terms and conditions to participate in such plans, programs and policies as in effect from time to time.

(d)           Vacation.  Executive shall be entitled to vacation as provided under TurboChef’s policies as described in the Employee Handbook, provided, however, that Executive shall accrue not less than four weeks of vacation during each successive one year period in the Term.  Vacation time shall be taken at such time or times so as not to materially and adversely interfere with the business of TurboChef.  Executive shall not have the right to carry over unused vacation from any calendar year to any other period nor to receive additional compensation in lieu of taking Executive’s vacation time.

(e)           Expenses.  TurboChef shall reimburse Executive for, or pay directly, all reasonable business expenses incurred by Executive at the request of, or on behalf of, TurboChef in the performance of Executive’s duties under this Employment Agreement, provided that Executive incurs and accounts for such expenses in accordance with all of the policies and directives of TurboChef as in effect from time to time.  Business expenses payable or reimbursable hereunder shall be referred to in this Employment Agreement as “Business Expenses.”

§ 4.           TERMINATION OF EMPLOYMENT

(a)           Termination by TurboChef Other Than for Cause or Disability or by Executive for Good Reason.

(1)
TurboChef shall have the right to terminate Executive’s employment at any time, and Executive shall have the right to resign at any time.  However, a notice under § 1 that no extension of Executive’s Term will be effected shall not constitute a termination of Executive’s employment by TurboChef or a resignation by Executive.  If either TurboChef or Executive elects to give such notice, TurboChef’s only obligation to Executive under this Employment Agreement after the expiration of the Term shall be to pay Executive’s earned but unpaid salary and benefits then in effect under § 3(a), if any, until the date the Term expired.

(2)
If TurboChef terminates Executive’s employment other than for Cause or Disability or Executive resigns for Good Reason, TurboChef shall (in lieu of any other severance benefits under any of TurboChef’s employee benefit plans, programs or policies and as the sole severance benefit due Executive) pay Executive, within five business days after the date Executive’s employment is terminated (or, subject to § 6(h), at TurboChef’s option on regular pay dates over a period not to exceed the employment period represented by the amount of the severance payment), in a lump sum an amount equal to $180,000 or one half times Executive's base salary in effect  immediately before Executive’s termination of employment, whichever is greater; provided, however, during a COC Extension the amount shall be the balance of unpaid base salary (in effect at the time of the Change of Control or at the time of such termination, whichever is greater) for the full period of the three-year extension.  In addition, TurboChef shall make any “Gross-Up Payment” called for under § 4(f) to Executive within five business days after the date such excise tax is determined to be payable.  Executive waives Executive’s rights, if any, to have such payment taken into account in computing any other benefits payable to, or on behalf of, Executive by TurboChef.  In addition, all outstanding stock options, restricted stock units or other equity awards which by their terms do not provide otherwise shall immediately vest and become exercisable or paid out, and the agreements or certificates representing such awards shall be deemed amended as necessary to permit such accelerated vesting or pay out.

(b)           Termination by TurboChef for Cause or by Executive Other Than for Good Reason.

(1)	TurboChef shall have the right to terminate Executive’s employment at any time for Cause, and Executive shall have the right to resign at any time other than for Good Reason.

(2)
If TurboChef terminates Executive’s employment for Cause or Executive resigns other than for Good Reason, TurboChef’s only obligation to Executive under this Employment Agreement shall be to pay Executive’s earned but unpaid base salary and benefits up to the date Executive’s employment terminates.  Furthermore, if terminated for Cause, Executive shall forfeit any amount of a bonus that he may have earned in the year of termination and his right to exercise any outstanding options or other rights to purchase common stock of TurboChef, and all such outstanding options and other rights and unvested restricted stock or restricted stock units shall be immediately forfeited on his date of termination.

(c)           Cause.  The term “Cause” as used in this Employment Agreement means

(1)
Executive has engaged in conduct which in the judgment of TurboChef’s Board of Directors constitutes gross negligence, gross misconduct or gross neglect in the performance of Executive’s duties and responsibilities under this Employment Agreement, including conduct resulting or intending to result directly or indirectly in gain or personal enrichment for Executive at TurboChef’s expense;

(2)
Executive has been convicted of a felony for fraud, embezzlement or theft or other felony reasonably deemed by TurboChef to adversely affect TurboChef’s reputation or Executive’s ability to effectively perform his duties;

(3)	Executive is restricted from performing services as an officer of TurboChef by action of the Securities Exchange Commission or other governmental regulatory agency; or

(4)
Executive has engaged in a breach of any provision of this Employment Agreement which Executive has failed to cure within thirty days after Executive has notice of such breach from TurboChef’s Board of Directors; provided, however,

(5)
No “Cause” shall exist under this Employment Agreement unless (i) Executive has been provided a detailed, written statement of the basis for TurboChef’s belief that “Cause” exists and an opportunity to meet with TurboChef’s Board of Directors (together with Executive’s counsel (if Executive chooses to have Executive’s counsel present at such meeting)) after Executive has had a reasonable period in which to review such statement and (ii) TurboChef’s Board of Directors determines (after such meeting, if Executive meets with TurboChef’s Board of Directors) reasonably and in good faith and by the affirmative vote of not less than a majority of the members of TurboChef’s Board of Directors then in office at a meeting called and held for such purpose that “Cause” does exist under this Employment Agreement.

(d)           Good Reason.  The term “Good Reason” means, in the absence of Executive’s specific agreement thereto,

(1)	Any material reduction in Executive’s rate of base salary;

(2)	A material reduction in Executive's authority, duties or responsibilities (except during a COC Extension)

(3)	A material reduction in the authority, duties or responsibilities of the supervisor to whom the Executive reports (except during a COC Extension);

(4)	A relocation of Executive’s primary work site(s) more than one hundred miles from Executive’s current primary work site(s); or

(5)	Any material breach of any of the terms of this Employment Agreement by TurboChef;

provided, however, no Good Reason shall exist unless (i) within ninety (90) days of the initial existence of the event or condition that Executive believes constitutes Good Reason, Executive gives TurboChef a detailed, written statement of the basis for Executive’s belief that Good Reason exists and gives TurboChef a thirty-day period after the delivery of such statement to cure the basis for such belief and (ii) Executive actually submits Executive’s resignation to TurboChef’s Board of Directors during the sixty day period which begins immediately after the end of such thirty-day period if Executive reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty-day period.

(e)           Termination for Disability or Death.

(1)	TurboChef shall have the right to terminate Executive’s employment on or after the date Executive has a Disability, and Executive’s employment shall terminate at Executive’s death.

(2)
If Executive’s employment terminates under this § 4(e), TurboChef’s only obligation under this Employment Agreement shall be to pay Executive or, if Executive dies, Executive’s estate any earned but unpaid base salary then in effect under § 3(a), benefits, earned but unpaid bonus under § 3(b) pro-rated for any partial year, and non-reimbursed Business Expenses through the date Executive’s employment terminates.  The pro-rated annual bonus shall be paid within 60 days of the termination date.

The term “Disability” as used in this Employment Agreement means the suffering by Executive for at least a 180 consecutive day period of a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders Executive incapable of continuing even with reasonable accommodation to perform the essential functions of Executive’s job.  TurboChef’s Board of Directors shall determine whether Executive has a Disability.  If Executive disputes such determination, the issue shall be submitted to a panel consisting of three physicians who specialize in the physical or mental condition from which Executive suffers, one appointed and paid by TurboChef, one appointed and paid by Executive and the third appointed by these two physicians and paid one-half by TurboChef and one-half by Executive.  The determination as to whether Executive has a Disability shall be made by such panel and shall be binding on TurboChef and on Executive.

(f)           Change in Control.  If there is a “Change in Control”, Executive’s right to exercise all outstanding stock options or other rights, his right to receive payment under all outstanding restricted stock units and any restrictions on alienation of restricted stock or other restricted rights which have been granted to Executive by TurboChef, and which by their terms do not provide otherwise, shall immediately become 100% vested and non-forfeitable, payable and freely transferable, as the case may be.  Executive waives Executive’s right, if any, to have any and all such options (to the extent an exercise right is accelerated under this § 4(f)) and payments taken into account in computing any other benefits payable to, or on behalf of, Executive by TurboChef.  Notwithstanding anything to the contrary in the foregoing, if in connection with a Change of Control, holders of Common Stock of TurboChef receive in exchange for their shares cash, other securities or a combination thereof, then TurboChef may require that Executive accept in exchange for Executive’s stock options or other rights to receive or acquire shares of Common Stock of TurboChef comparable consideration for the net value of Executive’s stock options or other rights as if they had been immediately exercised or paid out.

The term “Change in Control” as used in this Employment Agreement means:

(1)
The closing of an acquisition at any time by any person, entity or “group” within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (excluding, for this purpose, TurboChef, its affiliates, or any employee benefit plan of TurboChef or any of its affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such securities law) of more than fifty percent of either the then outstanding shares of common stock of TurboChef or of the combined voting power of TurboChef’s then outstanding voting securities or any such acquisition of more than fifty percent of either such common stock or voting securities of TurboChef or of the combined voting power of TurboChef’s then outstanding voting securities except for an acquisition resulting from a disposition of such stock or securities effected by TurboChef or a public offering by TurboChef;

(2)
The individuals who constitute the members of the Board of Directors of TurboChef, who shall be referred to as the “Incumbent Members”, cease for any reason to constitute at least a majority of such Board of Directors, provided that any individual becoming a member after the date of this Employment Agreement whose election, or nomination for election by TurboChef’s stockholders, was approved by a vote of at least a majority of the then Incumbent Members shall be considered as though such individual was an Incumbent Member; provided, however, that any individual becoming a member of the Board of Directors in the aforesaid manner as part of a group whose membership after election constitutes a majority of the Board of Directors, or whose membership becomes a majority of the Board of Directors within a reasonably short period of time because of the resignation of Incumbent Members following the election of such group, will not be considered as an Incumbent Member;

(3)
The closing of a merger, consolidation or other reorganization where, in each case, with respect to which persons who were the stockholders of TurboChef immediately prior to such merger, consolidation or other reorganization, immediately thereafter, they do not own more than fifty percent of the combined voting power of the merged, consolidated or reorganized TurboChef’s then outstanding voting securities; or

(4)	The closing of a sale of all or substantially all of the assets of TurboChef.

If TurboChef or TurboChef’s accountants determine that the option exercise right and the severance payments called for under this § 4(f) and § 4(a)(2) plus any other payments or benefits made available to Executive by TurboChef upon a Change in Control will result in Executive being subject to an excise tax under Section 4999 of the Code, or if such an excise tax is assessed against Executive as a result of such option exercise right or payment or other benefits, TurboChef shall make a “Gross Up Payment” to or on behalf of Executive as and when each and any such determination or assessment, as applicable, is made, provided Executive takes such action (other than waiving Executive’s right to any payments or benefits otherwise due from TurboChef) as TurboChef reasonably requests under the circumstances to mitigate or challenge such tax; provided, however, if TurboChef or TurboChef’s accountants determine that no Gross Up Payment would be payable under this § 4(f) if Executive waives Executive’s right to receive a part of such payments and such part does not exceed $10,000, Executive agrees to irrevocably waive Executive’s right to receive such part of such payments if an independent accountant or lawyer retained by Executive and paid by TurboChef agrees with the determination made by TurboChef or TurboChef’s accountants.

The term “Gross Up Payment” as used in this Employment Agreement shall mean a payment to or on behalf of Executive which shall be sufficient to pay (i) any excise tax described in this § 4(f) in full, (ii) any federal, state and local income tax and social security or other employment tax on the payment made to pay such excise tax as well as any additional excise tax on such payment and (iii) any interest or penalties assessed by the Internal Revenue Service on Executive if such interest or penalties are attributable to TurboChef’s failure to comply with its obligations under this §4(f) or applicable law.  Any determination under this §4(f) by TurboChef or TurboChef’s accountants shall be made in accordance with Section 280G of the Code and any applicable related regulations (whether proposed, temporary or final) and any related Internal Revenue Service rulings and any related case law and, if TurboChef reasonably requests that Executive take action to mitigate or challenge, or to mitigate and challenge, any such tax or assessment and Executive complies with such request, TurboChef shall provide Executive with such information and such expert advice and assistance from TurboChef’s accountants, lawyers and other advisors as Executive may reasonably request and shall pay for all expenses incurred in effecting such compliance and any related fines, penalties, interest and other assessments.

Notwithstanding the foregoing, (i) each Gross Up Payment required to be made by TurboChef to Executive hereunder and any overpayment of a Gross Up Payment required to be repaid by Executive to TurboChef shall be paid no later than the end of the calendar year next following the calendar year in which Executive remits the corresponding taxes to the Internal Revenue Service, and (ii) any reimbursement of expenses related to a tax audit or litigation addressing the existence or amount of a tax liability required to be made by TurboChef to Executive hereunder shall be paid no later than the end of the calendar year next following the calendar year in which Executive remits to the Internal Revenue Service the taxes that are the subject of the audit or litigation or, where as a result of the audit or litigation no taxes are due or are remitted but other reimbursable costs and/or expenses have been incurred, the end of the calendar year following the calendar year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.

(g)           Benefits at Termination of Employment.  Upon termination of employment Executive shall have the right to receive any benefits payable under TurboChef’s employee benefit plans, programs and policies which Executive otherwise has a nonforfeitable right to receive under the terms of such plans, programs and policies (other than severance benefits) independent of Executive’s rights under this Employment Agreement in addition to any base salary under § 3(a) which accrued as of the termination date and are expressly payable under this § 4 without regard to the reason for such termination of employment.  This Employment Agreement shall terminate, and all obligations of TurboChef not already accrued under this Employment Agreement for the benefit of Executive shall end upon cessation of Executive’s employment by TurboChef (or any parent or subsidiary) for any or no reason and upon death, except to the extent such obligation is specifically provided for continuation or for Executive’s benefit after termination of employment under this Employment Agreement.

§ 5.           COVENANTS BY EXECUTIVE

(a)           TurboChef Property.

(1)
Executive upon the termination of Executive’s employment for any reason or, if earlier, upon TurboChef’s request shall promptly return all “Property” which had been entrusted or made available to Executive by TurboChef.

(2)
The term “Property” means all records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, keys, codes, computer hardware and software, equipment and other property of any kind or description prepared, used or possessed by Executive during Executive’s employment by TurboChef and, if applicable, any of its affiliates (and any duplicates of any such property) together with any and all information, ideas, concepts, discoveries, and inventions and the like conceived, made, developed or acquired at any time by Executive individually or, with others during Executive’s employment which relate to TurboChef business, products or services.

(b)           Trade Secrets.

(1)
Executive agrees that Executive will hold in a fiduciary capacity for the benefit of TurboChef, and any of its affiliates, and will not directly or indirectly use or disclose, any “Trade Secret” that Executive may have acquired during the term of Executive’s employment by TurboChef or any of its affiliates for so long as such information remains a Trade Secret.

(2)
The term “Trade Secret” means information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers that (a) derives economic value, actual or potential, from not being generally known to, and not being generally readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and (b) is the subject of reasonable efforts by TurboChef and any of its affiliates to maintain its secrecy.

(3)
This § 5(b) and § 5(c) are intended to provide rights to TurboChef which are in addition to, not in lieu of, those rights TurboChef has under the common law or applicable statutes for the protection of trade secrets.

(c)           Confidential Information.

(1)
Executive while employed under this Employment Agreement and thereafter during the “Restricted Period” shall hold in a fiduciary capacity and use solely for the benefit of TurboChef and any of its affiliates, and shall not directly or indirectly disclose to any unauthorized person, any “Confidential Information” that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive is authorized to have access to such information) during the term of, and in the course of, or as a result of Executive’s employment by TurboChef or any of its affiliates.

(2)
The term “Confidential Information” means any secret, confidential or proprietary information possessed by TurboChef or any of its affiliates relating to their businesses, including, without limitation, trade secrets, customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or flaws, computer software programs (including object code and source code), data and documentation data, base technologies, systems, structures and architectures, inventions and ideas, past current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans and personnel acquisition or disposition plans (not otherwise included in the definition of a Trade Secret under this Employment Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of TurboChef or any of its affiliates.  Confidential Information may include, but not be limited to, future business plans, licensing strategies, advertising campaigns, information regarding customers, employees and independent contractors and the terms and conditions of this Employment Agreement.

(d)           Restricted Period.  The term “Restricted Period” as used in the Employment Agreement shall mean the twenty-four month period which starts on the date Executive’s employment terminates with TurboChef without regard to whether such termination comes before or after the end of the Term.

(e)           Nonsolicitation of Customers or Employees.

(1)
Executive (i) while employed under this Employment Agreement shall not, on Executive’s own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise (other than TurboChef or one of its affiliates), solicit Competing Business of customers of TurboChef or any of its affiliates and (ii) during the Restricted Period shall not, on Executive’s own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit Competing Business of customers of TurboChef or any of its affiliates with whom Executive within the twenty-four month period immediately preceding the beginning of the Restricted Period had or made contact with in the course of Executive’s employment by TurboChef.

(2)
Executive (i) while employed under this Employment Agreement shall not, either directly or indirectly, call on, solicit or attempt to induce any other officer, employee or independent contractor of TurboChef or any of its affiliates to terminate his or her employment with TurboChef or any of its affiliates and shall not assist any other person or entity in such a solicitation (regardless of whether any such officer, employee or independent contractor would commit a breach of contract by terminating his or her employment), and (ii) during the Restricted Period, shall not, either directly or indirectly, call on, solicit or attempt to induce any other officer, employee or independent contractor of TurboChef or any of its affiliates with whom Executive had contact, knowledge of, or association in the course of Executive’s employment with TurboChef or any of its affiliates as the case may be, during the twelve month period immediately preceding the beginning of the Restricted Period, to terminate his or her employment with TurboChef or any of its affiliates and shall not assist any other person or entity in such a solicitation (regardless of whether any such officer, employee or independent contractor would commit a breach of contract by terminating his or her employment).

(3)
The term “Competing Business” as used in this Employment Agreement means the design, development, manufacture, marketing, selling, licensing or servicing of appliances utilizing Speed Cook Technology or high heat coefficient air impingement or air circulation technology.  For this purpose “Speed Cook Technology” shall mean technology that allows the cooking of foods at speeds greater than three times conventional cooking speeds other than through the use of microwave technology alone.

(f)           Noncompetition Obligation.  Executive while employed under this Employment Agreement and thereafter during the Restricted Period and within the United States, shall not organize or form any other business that will conduct Competing Business and shall not engage in the management of, or provide consulting concerning the management of, Competing Business on behalf of any business other than TurboChef or its affiliates.  Executive acknowledges and agrees that the territory identified in this § 5(f) are states in which Executive performs services for TurboChef by being actively engaged as a member of TurboChef’s executive management team in TurboChef’s operations in these states.

(g)           Reasonable and Continuing Obligations.  Executive agrees that Executive’s obligations under this § 5 are obligations which will continue beyond the date Executive’s employment terminates and that such obligations are reasonable and necessary to protect TurboChef’s legitimate business interests.  TurboChef in addition shall have the right to take such other action as TurboChef deems necessary or appropriate to compel compliance with the provisions of this § 5.

(h)           Remedy for Breach.  Executive agrees that the remedies at law of TurboChef for any actual or threatened breach by Executive of the covenants in this § 5 would be inadequate and that TurboChef shall be entitled to specific performance of the covenants in this § 5, including entry of an ex parte, temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this § 5, or both, or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses which TurboChef may be legally entitled to recover.  Executive acknowledges and agrees that the covenants in this § 5 shall be construed as agreements independent of any other provision of this or any other agreement between TurboChef and Executive, and that the existence of any claim or cause of action by Executive against TurboChef, whether predicated upon this Employment Agreement or any other agreement, shall not constitute a defense to the enforcement by TurboChef of such covenants.

§ 6.           MISCELLANEOUS

(a)           Notices.  Notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or received or when mailed by United States registered or certified mail.  Notices to TurboChef shall be sent to TurboChef Technologies, Inc., Suite 1900, Six Concourse Parkway, Atlanta, GA  30328, Attention:  Corporate Secretary, or such other address as may be provided to Executive in writing for such purpose.  Notices and communications to Executive shall be sent to the address Executive most recently provided to TurboChef.

(b)           No Waiver.  Except for the notice described in § 6(a), no failure by either TurboChef or Executive at any time to give notice of any breach by the other of, or to require compliance with, any condition or provision of this Employment Agreement shall be deemed a waiver of any provisions or conditions of this Employment Agreement.

(c)           Delaware Law.  This Employment Agreement shall be governed by Delaware law without reference to the choice of law principles thereof.

(d)           Assignment.  This Employment Agreement shall be binding upon and inure to the benefit of TurboChef and any successor to all or substantially all of the business or assets of TurboChef.  TurboChef may assign this Employment Agreement to any affiliate or successor, and no such assignment shall be treated as a termination of Executive’s employment under this Employment Agreement.  Executive’s rights and obligations under this Employment Agreement are personal and shall not be assigned or transferred.

(e)           Other Agreements.  This amended and restated Employment Agreement replaces and merges any and all previous agreements and understandings regarding all the terms and conditions of Executive’s employment relationship with TurboChef, and this Employment Agreement constitutes the entire agreement between TurboChef and Executive with respect to such terms and conditions.  This Employment Agreement does not replace any previous agreement regarding ownership of inventions or other intellectual property.

(f)           Amendment.  No amendment to this Employment Agreement shall be effective unless it is in writing and signed by TurboChef and by Executive.

(g)           Invalidity.  If any part of this Employment Agreement is held by a court of competent jurisdiction to be invalid or otherwise unenforceable, the remaining part shall be unaffected and shall continue in full force and effect, and the invalid or otherwise unenforceable part shall be deemed not to be part of this Employment Agreement.

(h)           Section 409A.  It is the intent of TurboChef and the Executive that all payments payable to the Executive pursuant to this Employment Agreement shall comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance thereunder (collectively “Section 409A”) or shall be exempt from Section 409A (as short-term deferrals or otherwise in accordance with Section 409A).  Notwithstanding the foregoing, to the extent TurboChef determines in good faith that (a) one or more payments or benefits received or to be received by Executive pursuant to this Employment Agreement (including any Gross Up Payment) would constitute deferred compensation subject to the rules of Section 409A, and (b) that the Executive is a “specified employee” under Section 409A, then only to the extent required to avoid the Executive’s incurrence of any additional tax or interest  or penalties under Section 409A, such payment or benefit will be delayed until the first business day after the date which is six (6) months after the Participant’s “separation from service” within the meaning of Section 409A.  In addition, to the extent TurboChef determines in good faith that one or more payments or benefits received or to be received by the Executive upon a termination of employment pursuant to this Employment Agreement would constitute deferred compensation subject to the rules of Section 409A, a termination of employment shall be deemed to occur only if such termination of employment constitutes a “separation from service” as defined in Section 409A, as determined by TurboChef in accordance with such elections and policies adopted by it from time to time.

IN WITNESS WHEREOF, TurboChef and Executive have executed this Employment Agreement in multiple originals to be effective upon the date of the last signature hereto.

TURBOCHEF TECHNOLOGIES, INC.	EXECUTIVE

By: /s/ Miguel Fernandez de Castro	/s/ Paul Lehr
Name: Miguel Fernandez de Castro	Paul Lehr
Title: SVP & CFO

Date: July 1, 2008	Date: July 1, 2008